UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 23, 2009

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On November 23, 2009 and November 24, 2009, Boston Private Financial Holdings, Inc. (the “Company”) repurchased a total of $44.5 million of its publicly traded convertible trust preferred securities (the “Trust Preferred Securities”) issued in 2004 by Boston Private Capital Trust I, a wholly-owned subsidiary of the Company. The average price paid for the Trust Preferred Securities was approximately 56% of the par value which is a 44% discount to the original issuance price. The aggregate cost of the transactions was $24.9 million. These repurchases are expected to result in an after tax gain, including transaction fees, of approximately $10.8 million, or approximately $0.16 per share in the fourth quarter of 2009. Although currently not anticipated in the near future, the Company may, from time to time, and subject to applicable regulatory approvals, make additional repurchases of the Trust Preferred Securities, depending on market conditions and liquidity.

The Company’s rationale for repurchasing the Trust Preferred Securities at this time was to take advantage of the discount at which the Trust Preferred Securities were trading in the market. Accordingly, as required under the terms of the TARP Capital Purchase Program agreements, the Company sought and obtained consent of the U.S. Treasury for repurchases at a cost of up to $25 million. The gain on the transactions increases the Company’s Tangible Common Equity to Tangible Assets ratio by approximately 22 basis points. The funds for the repurchases came from the Company’s liquid assets which were approximately $231 million at September 30, 2009. In addition, the Company will save approximately $1.3 million in interest expense, net of tax, annually from the repurchases, or approximately $0.02 per share.

The Company uses certain non-GAAP financial measures, such as the Tangible Common Equity to Tangible Assets ratio, to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector. A reconciliation from the Company’s GAAP Total Equity to Total Assets ratio to the Non-GAAP Tangible Common Equity to Tangible Assets ratio is presented below:

Actual at Sept. 30, 2009
(in thousands)

Total Balance Sheet Assets	$5,869,589

Less: Goodwill and intangible assets, Net	(149,134)

Tangible Assets (non-GAAP)	$5,720,455

Total Equity	$619,176

Less: Goodwill and intangible assets, Net	(149,134)

Less: TARP Funding	(154,000)

Add: Difference between redemption value of non-controlling interests and value under ARB 51	44,963

Total adjusting items	$(258,171)

Tangible Common Equity (non-GAAP)	$361,005

Total Equity/Total Assets	10.55%

Tangible Common Equity/Tangible Assets (non-GAAP)	6.31%

Pro forma with Repurchase at Sept. 30, 2009
(in thousands)

Total Balance Sheet Assets	$5,843,075

Less: Goodwill and intangible assets, Net	(149,134)

Tangible Assets (non-GAAP)	$5,693,941

Total Equity	$629,967

Less: Goodwill and intangible assets, Net	(149,134)

Less: TARP Funding	(154,000)

Add: Difference between redemption value of non-controlling interests and value under ARB 51	44,963

Total adjusting items	$(258,171)

Tangible Common Equity (non-GAAP)	$371,796

Total Equity/Total Assets	10.78%

Tangible Common Equity/Tangible Assets (non-GAAP)	6.53%

The information in this Current Report on Form 8-K is furnished pursuant to Item 7 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended. Furthermore, the furnishing of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein is material or that the dissemination of such information is required by Regulation FD.

This Current Report on Form 8-K contains forward looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements, estimates, projections, expectations or predictions about future events and often include words such as “estimate,” projects,” “anticipates,” “will,” “targets,” “expects,” and other words or expressions indicating statements about the future. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are in some cases beyond the control of the Company, and which may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. The Company disclaims any obligation to update any of the forward-looking statements contained herein to reflect future events or developments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/S/ WALTER M. PRESSEY
Name:	Walter M. Pressey
Title:	President and Vice Chairman

Date: November 30, 2009